AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997
                                                     REGISTRATION NO. 333-37881

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  -----------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  -----------

                         COINMACH LAUNDRY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              11-3258015
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ROBERT M. DOYLE
                            CHIEF FINANCIAL OFFICER
                             COINMACH CORPORATION
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
            RONALD S. BRODY                      WILLIAM M. HARTNETT
      ANDERSON KILL & OLICK, P.C.              CAHILL GORDON & REINDEL
      1251 AVENUE OF THE AMERICAS                  80 PINE STREET
       NEW YORK, NEW YORK 10020               NEW YORK, NEW YORK 10005
            (212) 278-1000                         (212) 701-3000
APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after the Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses payable by the Company (other than underwriting discounts and commissions) in connection with the sale of the Common Stock being registered. All of such expenses, other than the filing fees for the Commission and the NASD, are estimates.

      Securities and Exchange Commission registration fee........... $   32,876
      National Association of Securities Dealers fee................     12,500
      Printing and engraving expenses...............................    400,000
      Transfer agent's fees and expenses............................      5,000
      Accounting fees and expenses..................................    150,000
      Legal fees and expenses.......................................    500,000
      Miscellaneous fees and expenses...............................     99,624
                                                                     ----------
        Total....................................................... $1,200,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Third Amended and Restated Bylaws provide that the Company shall indemnify and hold harmless, to the fullest extent which it is empowered to do so unless prohibited from doing so by the Delaware General Corporation Law, as it exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of the Company, or while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, against all expenses, liabilities, damages, actions, cost of attachment or similar bonds, claims and losses (including without limitation costs of investigating, preparing or defending any such claim or action and attorney's fees and disbursements, judgments, fines, or penalties and amounts paid in settlement) and any expenses of establishing a right to indemnification reasonably incurred or suffered by such person in connection therewith and that such indemnification shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as indemnification of directors and officers.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The Third Amended and Restated Bylaws further provide that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company, except that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct (as set forth above) which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company.

  The Third Amended and Restated Bylaws further provide that the right to indemnification shall be a contract right and shall include the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition unless otherwise determined by the board of directors of the Company in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; and that such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of the Company deems appropriate. The rights conferred in the Third Amended and Restated Bylaws to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eleven of the Company's Third Amended and Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law.

  The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 16. EXHIBITS

  (a) Exhibits

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
   1.1**  Form of Underwriting Agreement
   4.1    Third Amended and Restated Certificate of Incorporation of Coinmach
          Laundry (incorporated by reference from exhibit number 3.1 to
          Coinmach's Form 10-Q for the quarterly period ended September 27,
          1996, File number 1-11907 file number 333-00620)
   4.2    Third Amended and Restated Bylaws of Coinmach Laundry (incorporated by reference from exhibit number 3.1 to Coinmach's Form 10-Q for the quarterly period ended September 27, 1996, file number 1-11907)
   5.1**  Form of Opinion and Consent of Anderson Kill & Olick, P.C. regarding the validity of the Common Stock
  10.1    Asset Purchase Agreement dated July 17, 1997 by and among Whitmer
          Vend-O-Mat Laundry Services, Inc., Stephen P. Close, Kimberly A.
          Close, Ruth D. Close, Kimberly A. Close, Ruth D. Close and Stephen P.
          Close, as trustees of the Alvin D. Close Trust, SPC Management, Inc.
          and Coinmach (incorporated by reference from exhibit number 10.57 to
          Coinmach's Form 10-Q for the quarterly period ended September 26,
          1997)
  10.2    Stock Purchase Agreement dated July 17, 1997 by and among Kimberly A.
          Close, Stephen P. Close, Ruth D. Close, Kimberly A. Close, Ruth D.
          Close and Stephen P. Close, as trustees of the Alvin D. Close Trust,
          National Coin Laundry Holding, Inc., National Coin Laundry Inc.,
          National Laundry Equipment Company and Coinmach (incorporated by reference from exhibit number 10.56 to Coinmach's Form 10-Q for the quarterly period ended September 26, 1997)
  10.3    Second Amendment and Waiver dated as of October 7, 1997 to the Credit
          Agreement dated as of January 8, 1997, as amended, among Coinmach,
          Coinmach Laundry, the Banks party thereto, Bankers Trust Company, as
          Administrative Agent, First Union National Bank of North Carolina, as
          Syndication Agent and Lehman Commercial Paper, Inc., as Documentation
          Agent (incorporated by reference from exhibit number 10.4 to
          Coinmach's Form 8-K/A Amendment No. 1 dated October 8, 1997)
  10.4**  Amended and Restated Employment Agreement between John E. Denson and
          Coinmach, dated September 5, 1996
  11.1*   Computation of Loss per Share
  23.1    Consent of Ernst & Young LLP
  23.2    Consent of Ernst & Young LLP
  23.3    Consent of Ernst & Young LLP
  23.4*** Consent of Arthur Andersen LLP
  23.5**  Consent of KPMG Peat Marwick LLP
  23.6**  Consent of Anderson Kill & Olick, P.C. (Included in Exhibit 5.1)
  27.1    Financial Data Schedule

--------

* Previously filed as an exhibit to Amendment No. 1 to Form S-3.
** Previously filed as an exhibit to Amendment No. 2 to Form S-3.

*** Previously filed as an exhibit to Amendment No. 3 to Form S-3.

ITEM 17. UNDERTAKINGS.

  The Company (or the "Registrant") hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROSLYN, STATE OF NEW YORK ON DECEMBER 16, 1997.

                                          COINMACH LAUNDRY CORPORATION

                                                  /s/ Stephen R. Kerrigan
                                          By: _________________________________
                                                 STEPHEN R. KERRIGAN CHIEF
                                                     EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 16, 1997.


              SIGNATURE                                 TITLE

       /s/ Stephen R. Kerrigan          Chairman of the Board of Directors
-------------------------------------    and Chief Executive Officer
         STEPHEN R. KERRIGAN             (Principal Executive Officer)

         /s/ Mitchell Blatt             Director, President and Chief
-------------------------------------    Operating Officer
           MITCHELL BLATT

         /s/ Robert M. Doyle            Chief Financial Officer and Senior
-------------------------------------    Vice President (Principal Financial
           ROBERT M. DOYLE               and Accounting Officer)

         /s/ John E. Denson             Senior Vice President
-------------------------------------
           JOHN E. DENSON

        /s/ Michael E. Stanky           Senior Vice President
-------------------------------------
          MICHAEL E. STANKY

        /s/ David A. Donnini            Director
-------------------------------------
          DAVID A. DONNINI

        /s/ James N. Chapman            Director
-------------------------------------
          JAMES N. CHAPMAN

         /s/ Bruce V. Rauner            Director
-------------------------------------
           BRUCE V. RAUNER

        /s/ Arthur B. Laffer            Director
-------------------------------------
          ARTHUR B. LAFFER

        /s/ Stephen G. Cerri            Director
-------------------------------------
          STEPHEN G. CERRI

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
  1.1**  Form of Underwriting Agreement...........................
  4.1    Third Amended and Restated Certificate of Incorporation
         of Coinmach Laundry (incorporated by reference from
         exhibit number 3.1 to Coinmach's Form 10-Q for the
         quarterly period ended September 27, 1996, file number 1-
         11907)...................................................
  4.2    Third Amended and Restated Bylaws of Coinmach Laundry
         (incorporated by reference from exhibit number 3.1 to
         Coinmach's Form 10-Q for the quarterly period ended
         September 27, 1996, file number 1-11907).................
  5.1**  Form of Opinion and Consent of Anderson Kill & Olick,
         P.C. regarding the validity of the Common Stock..........
 10.1    Asset Purchase Agreement dated July 17, 1997 by and among
         Whitmer Vend-O-Mat Laundry Services, Inc., Stephen P.
         Close, Kimberly A. Close, Ruth D. Close, Kimberly A.
         Close, Ruth D. Close and Stephen P. Close, as trustees of
         the Alvin D. Close Trust, SPC Management, Inc. and
         Coinmach (incorporated by reference from exhibit number
         10.57 to Coinmach's Form 10-Q for the quarterly period
         ended September 26, 1997)................................
 10.2    Stock Purchase Agreement dated July 17, 1997 by and among
         Kimberly A. CLose, Stephen P. Close, Ruth D. Close,
         Kimberly A. Close, Ruth D. Close and Stephen P. Close, as
         trustees of the Alvin D. Close Trust, National Coin
         Laundry Holding, Inc., National Coin Laundry, Inc.,
         National Laundry Equipment Company and Coinmach
         (incorporated by reference from exhibit number 10.56 to
         Coinmach's Form 10-Q for the quarterly period ended
         September 26, 1997)......................................
 10.3    Second Amendment and Waiver dated as of October 7, 1997
         to the Credit Agreement dated as of January 8, 1997, as
         amended, among Coinmach, Coinmach Laundry, the Banks
         party thereto, Bankers Trust Company, as Administrative
         Agent, First Union National Bank of North Carolina, as
         Syndication Agent and Lehman Commercial Paper, Inc., as
         Documentation Agent (incorporated by reference from
         exhibit number 10.4 to Coinmach's Form 8-K/A Amendment
         No. 1 dated October 8, 1997).............................
 10.4**  Amended and Restated Employment Agreement between John E.
         Denson and Coinmach, dated September 5, 1996.............
 11.1*   Computation of Loss per Share............................
 23.1    Consent of Ernst & Young LLP.............................
 23.2    Consent of Ernst & Young LLP.............................
 23.3    Consent of Ernst & Young LLP.............................
 23.4*** Consent of Arthur Andersen LLP...........................
 23.5**  Consent of KPMG Peat Marwick LLP.........................
 23.6**  Consent of Anderson Kill & Olick, P.C. (Included in
         Exhibit 5.1).............................................
 27.1    Financial Data Schedule

--------
 * Previously filed as an exhibit to Amendment No. 1 to Form S-3.
** Previously filed as an exhibit to Amendment No. 2 to Form S-3.

*** Previously filed as an exhibit to Amendment No. 3 to Form S-3.